FOLEY & LARDNER LLP ATTORNEYS AT LAW
ONE DETROIT CENTER 500 WOODWARD AVENUE, SUITE 2700 DETROIT, MI 48226-3489 313.234.7100 TEL 313.234.2800 FAX www.foley.com
January 25, 2006
CLIENT/MATTER NUMBER 085747-0549

NPS Pharmaceuticals, Inc.
383 Colorow Drive
Salt Lake City, Utah 84108-1256

Ladies and Gentlemen:

        We have acted as counsel to NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of this Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The Company is filing this Registration Statement with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following:

(i)	common stock, $0.001 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iii)	depositary shares to purchase fractional shares of Preferred Stock (the “Depositary Shares”);

(iv)	senior debt securities (the “Senior Debt Securities”);

(v)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

(vi)	warrants to purchase Common Stock, Preferred Stock, and/or Debt Securities (the “Warrants”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (collectively, the “Securities”).

        Depositary Shares may be issued pursuant to a deposit agreement between the Company, a bank or trust company as the depositary, and the holders of the depositary receipts (the “Deposit Agreement”).

        The Senior Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture; and the Subordinated Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (each an “Indenture,” and collectively, the “Indentures”).

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

NPS Pharmaceuticals, Inc.
January 25, 2006

        Warrants may be issued pursuant to one or more warrant agreements between the Company and a bank as the depositary (the “Warrant Agreement” or the “Warrant Agreements”).

        As counsel to the Company in connection with the proposed issue and sale of the Securities, we have examined: (a) the Registration Statement, including the prospectus constituting a part thereof and the exhibits thereto; (b) the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), and amended and restated bylaws (the “Bylaws”), both as currently in effect; and (c) such other proceedings, documents and records as we have deemed necessary to enable us to render the opinions contained herein.

        In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Members of our firm are admitted to the State Bar of Michigan, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for the purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Michigan. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

        Based on the foregoing, we are of the opinion:

        1.        The Company is validly existing as a corporation under the laws of the State of Delaware.

        2.        With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”); (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act; (iii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement; and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and the Underwriting Agreement, if applicable, the Common Stock will be validly issued, fully paid and nonassessable.

NPS Pharmaceuticals, Inc.
January 25, 2006

        3.        With respect to Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act; (iii) an appropriate prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock has been duly authorized, executed, and delivered by the Company and the other parties thereto; (v) appropriate certificate or certificates of designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware; (vi) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement; and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and the Underwriting Agreement, if applicable, such Preferred Stock will be validly issued, fully paid and nonassessable.

        4.        With respect to the Depositary Shares, when (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act; (iii) an appropriate prospectus supplement with respect to the applicable Depositary Shares has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable Depositary Shares are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Depositary Shares has been duly authorized, executed, and delivered by the Company and the other parties thereto; (v) the Deposit Agreement relating to the Depositary Shares has been duly authorized, validly executed, and delivered by the Company; (vi) appropriate certificate or certificates of designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware in conformity with the Company’s Certificate of Incorporation and Bylaws; (vii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (viii) the Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and issued and sold as contemplated by the Registration Statement; and (ix) the Company has received the consideration provided for in the Authorizing Resolutions and the Underwriting Agreement, if applicable, the Depositary Shares will be validly issued, fully paid and nonassessable.

NPS Pharmaceuticals, Inc.
January 25, 2006

        5.        With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act; (iii) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) the applicable Indenture has been duly authorized, validly executed, and delivered by the Company, filed with the Commission and is qualified and effective under the Trust Indenture Act of 1939; (v) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities, has been duly authorized, executed, and delivered by the Company and the other parties thereto; (vi) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued as sold as contemplated by the Registration Statement; and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and the Underwriting Agreement, if applicable, such Debt Securities will be validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company.

        6.        With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act; (iii) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Warrants, has been duly authorized, executed, and delivered by the Company and the other parties thereto; (v) the Warrant Agreement relating to the Warrants has been duly authorized, validly executed, and delivered by the Company; (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued as sold as contemplated by the Registration Statement; and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and the Underwriting Agreement, if applicable, the Warrants will be validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company.

NPS Pharmaceuticals, Inc.
January 25, 2006

        The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

        We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indentures will be duly authorized, validly executed, and delivered by the respective trustees thereunder, the Deposit Agreement will be duly authorized, validly executed, and delivered by the Depositary thereunder and the Warrant Agreement will be duly authorized, validly executed, and delivered by the Warrant Agent thereunder, assumptions which we have not independently verified.

        It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.

        Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth therein.

NPS Pharmaceuticals, Inc.
January 25, 2006

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving this consent we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ FOLEY & LARDNER LLP